Exhibit 99.1

Cycurion, Inc. Announces Reverse Stock Split Effective August 28, 2026

McLean, VA – August 26, 2026 – Cycurion, Inc. (NASDAQ: CYCU) (“Cycurion” or the “Company”), a leading cybersecurity solutions provider, announced today that it will effect a reverse stock split of its common stock at a ratio of one-for-eight (the “Reverse Stock Split”). The Reverse Stock Split will become effective at August 28, 2026, and the Company’s common stock will begin trading on a split-adjusted basis on The Nasdaq Global Market at the market open on August 28, 2026, under the existing trading symbol “CYCU.” A new CUSIP number, 95758L404, has been assigned to the Company’s common stock in connection with the Reverse Stock Split.

On August 13, 2026, the Company’s board of directors approved the implementation of the Reverse Stock Split. At the Company’s 2026 annual general meeting of stockholders held on July 23, 2026, the Company’s stockholders approved a proposal to effect one or more reverse stock splits at a ratio ranging from 3:1 to 75:1, inclusive, with an aggregate ratio not to exceed 250:1, as described in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on June 30, 2026, as amended. Such stockholder approval became effective on July 23, 2026.

The Reverse Stock Split is intended to, among other things, assist the Company in maintaining compliance with the minimum bid price requirement for continued listing on The Nasdaq Global Market.

When the Reverse Stock Split becomes effective, every eight shares of the Company’s common stock then issued and outstanding will be combined into one share of common stock, without any change to the par value per share and without any change in the total number of authorized shares of common stock. The number of issued and outstanding shares of common stock will be reduced from approximately 25,840,335 shares to approximately 3,230,041 shares. The Reverse Stock Split will not affect any stockholder’s percentage ownership interest in the Company, except for minor changes that may result from the treatment of fractional shares.

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to receive a fractional share will receive a cash payment (without interest and subject to applicable withholding taxes) equal to the fractional share interest multiplied by the closing price of the Company’s common stock on The Nasdaq Global Market on the trading day immediately preceding the effective date of the Reverse Stock Split.

Stockholders holding share certificates will receive instructions from Equiniti Trust Company, LLC, the Company’s transfer agent, regarding the exchange of shares. Stockholders who hold their shares in brokerage accounts or in “street name” will have their positions automatically adjusted to reflect the Reverse Stock Split and will not be required to take any action.

Proportionate adjustments will be made to all outstanding equity-based awards and securities, including warrants, stock options, restricted stock awards, and convertible securities, to reflect the Reverse Stock Split. These adjustments will affect the number of shares issuable and/or the applicable exercise or conversion prices, as appropriate.

Additional information about the Reverse Stock Split can be found in the Company’s definitive proxy statement furnished to the SEC on June 30, 2026, a copy of which is available at www.sec.gov.

About Cycurion, Inc.

Based in McLean, Virginia, Cycurion (NASDAQ: CYCU) is a forward-thinking provider of IT cybersecurity solutions and AI, committed to delivering secure, reliable, and innovative services to clients worldwide. Specializing in cybersecurity, program management, and business continuity, Cycurion harnesses its AI-enhanced ARx platform and expert team to empower clients and safeguard their operations. Along with its subsidiaries, Axxum Technologies, Cloudburst Security, and Cycurion Innovation, Inc., Cycurion serves government, healthcare, and corporate clients committed to securing the digital future.

More info: www.cycurion.com

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the operations and prospective growth of Cycurion’s business.

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Cycurion and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, the outcomes of the Company’s investigations, any potential legal proceedings, or the future performance of the Company’s stock. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed by Cycurion with the U.S. Securities and Exchange Commission. Cycurion anticipates that subsequent events and developments may cause its plans, intentions, and expectations to change. Cycurion assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Cycurion’s plans and expectations as of any subsequent date.

Cycurion Investor Relations:

(888) 341-6680

investors@cycurion.com

Cycurion Media Relations:

(888) 341-6680

media@cycurion.com